Exhibit 99.1

EnerNOC Media Relations: Sarah McAuley 617.532.8195 news@enernoc.com	Investor Relations: ir@enernoc.com

EnerNOC Responds to Shareholder Filing

BOSTON, MA, April 18, 2017 – EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of demand response solutions and energy intelligence software (EIS), today issued the following statement in response to an open letter to shareholders filed today with the Securities and Exchange Commission by Periam Limited, noting its intent to nominate two individuals for election to the Company’s Board of Directors.

EnerNOC welcomes communications with all of its shareholders and values their input. The Nominating and Governance Committee of the EnerNOC Board of Directors has already met with the Periam Limited candidates, is in the process of evaluating these candidates, and will nominate directors it believes are in the best interest of all EnerNOC shareholders.

Our Board and management team will continue to focus on enhancing shareholder value and making decisions that are in the best interest of all of our shareholders. As we have previously indicated, we have taken significant steps to align the level of investment in our software business with the near-term market opportunity, and we have started a process to explore potential strategic alternatives that may include the sale or separation of one or more of our business units, a sale of the company, or other alternatives.

Morgan Stanley and Greentech Capital are serving as our financial advisors, and Cooley LLP is serving as legal advisor to the Company.

About EnerNOC

EnerNOC is a leading provider of demand response solutions and energy intelligence software (EIS). EnerNOC offers access to more demand response programs worldwide than any other provider, providing enterprises a valuable payment stream to further enhance bottom line results and utilities and grid operators a reliable, cost-effective demand-side resource. Also, with capabilities to better address budgets and procurement, utility bill management, facility analysis and optimization, sustainability and reporting, project tracking, and demand management, EnerNOC's SaaS platform helps enterprises control energy costs, mitigate risk, and streamline compliance and sustainability reporting. For more information, visit www.enernoc.com.
Important Additional Information
The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2017 Annual Meeting of Stockholders. The Company intends to file a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.enernoc.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2016. Updated information regarding the identity of any potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the preliminary proxy statement and definitive proxy statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.enernoc.com in the section “Investor Relations.”
Safe Harbor Statement

Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company's future financial performance on both a GAAP and non-GAAP basis, and the future growth and success of the Company's energy intelligence software and demand response solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section "Risk Factors" in EnerNOC's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.